                                                                 Exhibit 99.8(a)


                               BLACKROCK FUNDS(SM)
                            ADMINISTRATION AGREEMENT


     AGREEMENT dated as of May 13, 1998 by and among BLACKROCK FUNDS(SM), a Massachusetts business trust (the "Company"), BLACKROCK ADVISORS, INC., a Delaware corporation ("BlackRock"), and PFPC INC., a Delaware corporation ("PFPC") (BlackRock and PFPC are hereinafter collectively referred to as the "Administrators").

     WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company desires to retain separately the Administrators to provide certain administration services as set forth herein and to retain PFPC to provide certain accounting services as set forth herein for each class of units of beneficial interest ("shares") in each of the Company's investment portfolios (individually, a "Fund," and collectively, the "Funds") as listed on Appendix A hereto (as such Appendix may, from time to time, be supplemented (or amended)), and the Administrators are willing to furnish such administration services, and PFPC is willing to furnish such accounting services; and

     WHEREAS, certain of the services to be provided under this Agreement relate to particular classes of shares of a Fund and the holders thereof, while other services to be provided hereunder relate to all share classes of a Fund as set forth herein; and

     WHEREAS, pursuant to Rule 18f-3 under the 1940 Act the Board of Trustees of the Company, including a majority of its "non-interested" members as defined in the 1940 Act, has found that it is in the best interests of each Fund and its individual share classes that those administrative expenses that relate to a particular class of shares be charged to the share class for which such expenses are incurred;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, it is agreed between the parties hereto as follows:

     1. Appointment of Administrators. The Company hereby appoints BlackRock to provide the administration services as specified below that have been designated to it, PFPC to provide the administration services as specified below that have been designated to it, and PFPC to provide accounting services as specified below that have been designated to it, for the particular class(es) of shares as specified below in each of the Company's Funds, on the terms and for the period set forth in this Agreement. Each of BlackRock and PFPC accepts such respective appointments and agrees to perform the services and duties set forth in Section
5 below that have been designated to it in return for the compensation provided in Section 7 below. In the event that the Company establishes an additional class of shares or investment portfolio other than the classes and investment portfolios listed on Appendix A with respect to which it desires to retain BlackRock and PFPC to provide the respective administration services specified
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                                                                               2

below and PFPC to provide the accounting services specified below, the Company shall notify BlackRock and PFPC, whereupon with the consent of BlackRock and PFPC such Appendix A shall be supplemented (or amended) and such class or portfolio shall be subject to the provisions of this Agreement to the same extent as the classes and investment portfolios currently listed on Appendix A (except to the extent that said provisions, including the compensation payable on behalf of such new class or investment portfolio, may be modified in writing by the Company and Administrators at the time).

     2. Delivery of Documents. The Company has furnished each of the Administrators with copies, properly certified or authenticated, of each of the following documents and will deliver to each of them all future amendments and supplements, if any:

          a. The Company's Declaration of Trust, filed with the Secretary of State of the Commonwealth of Massachusetts on December 22, 1988, as amended (the "Charter");

          b. The Company's Code of Regulations, as amended (the "Code");

          c. Resolutions of the Company's Board of Trustees authorizing the execution and delivery of this Agreement;

          d. The Company's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended, and under the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to its Funds (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

          e. The Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses");

          f. The Company's Amended and Restated Distribution and Service Plan relating to the respective classes of shares of the Company's investment portfolios and any amended or successor plan (the "Plan"); and

          g. The Investment Advisory Agreements relating to the Funds.

     3. Instructions. Each Administrator shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or a person believed by the Administrator to be an Authorized Person). For purposes of this Agreement: (1) "Authorized Persons" shall be any officer of the Company and any other person authorized by the Company to provide instructions on behalf of the Company; (2) "Oral Instructions" mean oral instructions received by the Administrator to whom the instruction is addressed from an Authorized Person or a person reasonably believed by the Administrator to be an Authorized Person;
and (3) "Written Instructions" mean written instructions received by the Administrator to
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                                                                               3


whom the instruction is addressed and signed by an Authorized Person or a person reasonably believed by the Administrator to be an Authorized Person. The Administrators shall be entitled to assume that any Oral Instruction or Written Instruction they receive is not in any way inconsistent with the provisions of the Company's organizational documents or this Agreement or any vote, resolution or proceeding of the Company's Board of Trustees or its shareholders.

     4. Right to Receive Advice. If an Administrator is in doubt as to any action it should or should not take, it may request directions or advice, including Oral Instructions or Written Instructions, from the Company. If an Administrator shall be in doubt as to any question of law pertaining to any action it should or should not take, it may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Company, the Company's investment adviser or the Administrator, at the option of the Administrator). In the event of a conflict between directions, advice or Oral Instructions or Written Instructions an Administrator receives from the Company and the advice it receives from counsel, the Administrator may rely upon and follow the advice of counsel. Each Administrator shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Company or from counsel and which the Administrator believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this Section shall be construed so as to impose an obligation upon an Administrator (i) to seek such directions, advice or Oral Instructions or Written Instructions or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions.

     5. Services and Duties. BlackRock will perform the services set forth below that are designated to it, and PFPC will perform the services set forth below that are designated to it. Each Administrator will be responsible only for the services it has agreed to provide herein, and not for the services provided by the other Administrator or any other services.

          a. Subject to the supervision and control of the Company's Board of Trustees, BlackRock shall assist in supervising all aspects of the Funds' operations, other than (i) those investment advisory functions which are to be performed by the Company's investment advisers pursuant to the Company's Investment Advisory Agreements, as amended from time to time, (ii) those advisory and other services to be performed by any sub-adviser pursuant to the Company's Sub-Advisory Agreements, as amended from time to time, (iii) those services to be performed by the custodian pursuant to the Company's Custodian Agreement, as amended from time to time, (iv) those services to be performed by the distributor pursuant to the Company's Distribution Agreement, as amended from time to time, (v) those services to be performed by the transfer agent pursuant to the Company's Transfer Agency Agreement, as amended from time to time, and (vi) those services provided under the Plan.

          b. Without limiting the generality of Section 5.a, PFPC shall provide the following services with respect to each individual class of shares of the Funds and the shareholders thereof (the "Class-Specific Administration Services") as indicated below:
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                                                                               4



               (1) With respect to the Investor, Service and Institutional share classes of each Fund, providing personnel and supervising a facility in Wilmington, Delaware (or in such other location as the Company shall reasonably request) to receive purchase and redemption orders via the Company's toll-free in-WATS telephone lines and transmitting such requests to the Company's transfer agent as promptly as practicable;

               (2) With respect to all share classes of each Fund, providing for the preparation, supervision and mailing of confirmations for all purchase and redemption orders to shareholders of record;

               (3) With respect to all share classes of each Fund, providing and supervising the operation of an automated data processing system to process purchase and redemption orders (PFPC assumes responsibility in accordance with the standard of care provided for herein for the accuracy of the data transmitted for processing or storage, provided such data is received by PFPC in good form and in a format acceptable to it);

               (4) With respect to all share classes of each Fund, maintaining a procedure external to the transfer agent's system to reconstruct lost purchase and redemption data;

               (5) With respect to the Investor and Service share classes of each Fund, calculating the amount of fees payable with respect to the Plan with respect to such class of shares on a daily basis and upon instruction from the Company remitting such fees pursuant to the Plan; and

               (6) With respect to various share classes of each Fund, calculating and reporting to third party industry data services (e.g., NASDAQ, Lipper Analytical Services, Inc.) certain performance and other information.

          c. Without limiting the generality of Section 5.a, BlackRock shall provide the following Class-Specific Administration Services with respect to each individual class of shares of the Funds and the shareholders thereof as indicated below:

               (1) With respect to all share classes of each Fund, providing information and distributing written communications concerning the particular class of shares to their shareholders of record; handling shareholder problems and calls;

               (2) With respect to the Investor, Service and Institutional share classes of each Fund, supervising the services of individuals ("shareholder representatives") whose principal responsibility and function shall be to preserve and strengthen the Company's relationships with the shareholders of such class;
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                                                                               5


               (3) With respect to the Investor and Service share classes of each Fund, monitoring the Company's arrangements with respect to services provided by certain institutional shareholders ("Service Organizations") under the Plan, including monitoring and reviewing the services rendered by Service Organizations to their customers who beneficially own shares of such class, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"); reviewing the qualifications of Service Organizations wishing to enter into Servicing Agreements with the Company; assisting in the execution and delivery of Servicing Agreements; monitoring the operations of the Plan; monitoring the activities of the Company's transfer agent relating to the calculation of front-end sales charges and contingent deferred sales charges payable in connection with the purchase and redemption of shares, and the payment of all such sales charges to the Company's distributor or others (subject to the applicable limitations of the National Association of Securities Dealers, Inc. on asset-based sales charges); reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Plan and the nature of the services provided by Service Organizations; and maintaining appropriate records in connection with such duties;

               (4) With respect to the Institutional share class of each Fund, monitoring the Company's arrangements with respect to institutional investors and financial intermediaries ("Participating Institutions") purchasing shares on behalf of their customers and program participants, including monitoring and reviewing services rendered by Participating Institutions to their customers; providing and supporting customized purchase and redemption procedures; providing specialized performance reporting as required by Participating Institutions; and monitoring the percentage investment by Participating Institutions which are investment companies for purposes of compliance with 1940 Act limitations;

               (5) With respect to the Investor, Service and Institutional share classes of each Fund, maintaining the Company's relationships with third-party industry data services, such as NASDAQ and Lipper Analytical Services, Inc. and reporting to such services with respect to ticker symbols, performance information and other information regarding the Funds, as appropriate;

               (6) With respect to the Investor, Service and Institutional share classes of each Fund, monitoring the investor programs that are offered from time to time in connection with such class of shares;

               (7) With respect to all share classes of each Fund, providing oversight and related support services that are intended to ensure the delivery of quality service to the shareholders of such class; and
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                                                                               6


               (8) With respect to all share classes of each Fund, providing such other similar services as the Company may reasonably request.

          d. Without limiting the generality of Section 5.a, BlackRock shall provide the following services which are intended to benefit all the classes of shares of a Fund (the "Fund-General Administration Services"):

               (1) The oversight and coordination of the performance of each of the service providers to the Company, including without limitation, its investment advisers, sub-advisers, other administrators and sub-administrators (if any), transfer agent, custodian, distributor, shareholder servicing agents, legal counsel and independent auditors;

               (2) The negotiation of service contracts and arrangements between the Company and each of its service providers;

               (3) Acting as liaison between the Company's Board of Trustees and its service providers;

               (4) Assisting in the preparation of materials for meetings of the Company's Board of Trustees and shareholders;

               (5) Providing general ongoing business management and support services in connection with the Company's operations;

               (6) After consultation with the distributor and counsel for the Company, determining the jurisdictions in which the Funds' shares shall be registered or qualified for sale;

               (7) Assisting in monitoring of regulatory and legislative developments which may affect the Funds; assisting in counseling the Funds with respect to regulatory examinations or investigations; and working with the Company's counsel in connection with regulatory matters or litigation;

               (8) Participating to the extent reasonably requested by the Company and its counsel in the periodic updating of the Company's Registration Statement;

               (9) Compiling data and accumulating information for and coordinating with the Company's Treasurer or Assistant Treasurer the preparation of reports to shareholders of record and the Commission (other than those reports required to be prepared and filed by PFPC hereunder);


               (10) Filing with the Commission and other federal and state agencies, subject to the approval of the Company's Treasurer or Assistant Treasurer, reports and documents other than those reports and documents required to be filed by

          PFPC hereunder and those reports and documents required to be filed by the Company's custodian or transfer agent;

               (11) Monitoring, and assisting in developing, compliance procedures for each of the Funds, which will include without limitation, procedures to monitor compliance with each Fund's investment objective, policies and limitations, tax matters, and applicable laws and regulations; and

               (12) Monitoring the Funds' expenses.

          e. Without limiting the generality of Section 5.a, PFPC shall provide the following Fund-General Administration Services:

               (1) Maintaining required financial accounts, records, journals, ledgers and schedules for each Fund (other than those maintained or required to be maintained by the Company's custodian or transfer agent), and installing and maintaining a system of internal accounting controls appropriate for entities of the size and complexity of each Fund;

               (2) Participating to the extent reasonably requested by the Company and its counsel in the periodic updating of the Company's Registration Statement;

               (3) In coordination with the Company's Treasurer or Assistant Treasurer and with assistance of Company counsel, preparing and filing the Company's Annual and Semi-Annual Reports on Form N-SAR;

               (4) In coordination with the Company's Treasurer or Assistant Treasurer, preparing and filing with the Commission the Funds' annual and semi-annual shareholder reports;

               (5) In coordination with the Company's Treasurer or Assistant Treasurer, preparing for execution and filing the Company's Form 24F-2;

               (6) Preparing for execution and (subject to the approval of the Company's Treasurer or Assistant Treasurer) filing the Company's federal and state tax returns;

               (7) Pursuant to the instruction of the Company, preparing and filing documentation with applicable states relating to the initial registration or qualification of shares in such states as the Company shall direct. Payment of applicable fees shall be made by the Company or Fund involved;

               (8) Maintaining the registration or qualification of shares for sale under the securities laws of such states as PFPC shall be initially instructed by the Company and preparing compliance filings pursuant to the securities laws of such states. Payment of applicable fees shall be made by the Company or Fund involved;

               (9) Preparing and filing name change applications pursuant to the securities laws of various states, as instructed by the Company. Payment of applicable fees shall be made by the Company or Fund involved;

               (10) Providing reports, financial statements and other statistical data as reasonably requested from time to time by the Company;

               (11) Assisting in the preparation of materials for meetings of the Company's Board of Trustees and shareholders;

               (12) Monitoring each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (as amended);

               (13) Preparing and providing to the Company a standard quarterly brokerage commission summary, showing the commissions paid per broker;

               (14) Verifying investment buy/sell trade tickets when received from a Fund's investment adviser (the "Adviser") and transmitting trades to the Fund's custodian (the "Custodian") for settlement;

               (15) Reconciling cash and investment balances of a Fund with the Custodian, and providing the Adviser with the beginning cash balance available for investment purposes;

               (16) Calculating various contractual expenses (e.g., advisory fees);

               (17) Upon receipt of necessary information from the Company, assisting in the monitoring and budgeting of expense accruals;

               (18) Obtaining security market quotes from independent sources approved by the Adviser, or if such quotes are unavailable, then obtaining such prices from the Adviser, in connection with valuing a Fund's assets;

               (19) Computing each Fund's net asset value, net income and net capital gain (loss) in accordance with the Fund's Prospectus and the resolutions of the Company's Board of Trustees;

               (20) Reporting the net asset value of each Fund on a daily basis to NASDAQ with respect to each share class that qualifies under NASDAQ reporting requirements;

               (21) Providing periodic reports to the Company regarding "investment company taxable income" and "net capital gain" distributions in connection with certain tax-related distribution requirements applicable to the Company;

               (22) Providing periodic reports to the specified Adviser regarding a Fund's unrealized and realized capital gains, containing such standard information and employing such form of report as PFPC may from time to time determine;

               (23) Together with the Company's Treasurer or Assistant Treasurer, acting as liaison with the Company's independent public accountants, and providing account analyses, fiscal year summaries and other audit related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Company from time to time.

          f. Without limiting any other provision of this Section 5, each of the Administrators separately agrees to provide the following services (and neither Administrator shall be responsible for the provision of such services by the other Administrator):

               (1) In compliance with the requirements of Rule 31a-3 under the 1940 Act, each Administrator agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. Copies of any such records maintained by an Administrator will be provided by such Administrator to the Company at the Company's expense. Each Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under said Act that relate to the services it provides hereunder.

               (2) With respect only to the services designated to it hereunder,
          (i) in the event of equipment failures beyond PFPC's control, PFPC shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto and (ii) PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

               (3) In performing their respective services and duties hereunder, each of the Administrators will act in conformity with the Charter, Code, Prospectuses and resolutions and other instructions of the Company's Board of Trustees and will comply with the requirements of the 1940 Act and other applicable federal or state law, but neither Administrator shall be responsible for compliance by the Company or the other Administrator with any of the foregoing items.
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                                                                              10


     6. Expenses Assumed as Administrators. Each Administrator will bear all expenses incurred by it in performing the services and duties designated to it under this Agreement, except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Funds, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of the Administrators, or the Company's investment adviser or the distributor for the Funds, Commission fees and state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of outside pricing services, costs of maintaining corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' reports and corporate meetings and any extraordinary expenses, will be borne by the Company, provided, however, that the Company will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the sale of shares of the Funds otherwise than pursuant to the Plan.

     7. Compensation.

     a. For the Class-Specific Administration Services provided pursuant to Sections 5.b and 5.c above and the related expenses assumed with respect to those services, the Company will pay to BlackRock and PFPC an aggregate monthly fee based on the net assets allocated to the respective classes of shares of each Fund, initially in the amounts or at rates set forth on Appendix B hereto, and as modified by agreement of the Administrators and the Company from time to time, together with out-of-pocket expenses (the "Class-Specific Administration Fees"). The Class-Specific Administration Fee attributable to each class of shares shall be borne solely by the shares of that class.

     b. For the Fund-General Administration Services and other services provided pursuant to Sections 5.a, 5.d, 5.e, and 5.f above and the related expenses assumed with respect to those services, the Company will pay to BlackRock and PFPC an aggregate monthly fee based on the net assets of each Fund, initially in the amounts or at rates set forth on Appendix B hereto, and as modified by agreement of the Administrators and the Company from time to time, together with out-of-pocket expenses (the "Fund-Based Administration Fees"). The Fund-Based Administration Fee attributable to each Fund shall be borne solely by the shares of that Fund.

     c. The Class-Specific Administration Fees and the Fund-Based Administration Fees shall be allocated between the Administrators as agreed to by BlackRock and PFPC from time to time. For the purpose of determining fees payable to the Administrators under this Agreement, the value of net assets shall be computed and allocated as required by the Funds' Prospectuses, generally accepted accounting principles and resolutions of the Company's Board of Trustees.

     d. Each Administrator will from time to time employ or associate with itself such person or persons as it may believe to be fit to assist it in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Company and the applicable Administrator. The compensation of such person or persons shall be paid by the Administrator utilizing the services of such person, and no obligation shall be incurred on behalf of the Company in such respect.

     8. Sub-Contracting. BlackRock and PFPC are hereby separately authorized to retain third parties and are hereby separately authorized to delegate some or all of their respective duties and obligations hereunder to such person or persons, provided that BlackRock or PFPC, as the case may be, shall remain responsible for the performance of such duties and obligations to the extent provided for under this Agreement. The compensation of such person or persons shall be paid by BlackRock or PFPC, as applicable, and no obligation shall be incurred on behalf of the Company in such respect.

     9. Proprietary and Confidential Information. Each Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its Funds and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

     10. Limitations of Liability. Each Administrator shall exercise care and diligence in rendering its services listed in Section 5 above. Neither Administrator shall be liable for any error of judgment or mistake of law, for any loss of data or service interruptions caused by equipment failure, or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of a particular Administrator, who may be or become an officer, employee or agent of the Company, shall be deemed, when rendering services to the Company or acting on any business of the Company (other than services or business in connection with such Administrator's duties hereunder) to be rendering such services to or acting solely for the Company and not as an officer, director, employee or agent or one under the control or direction of such Administrator even though paid by it.

     Neither Administrator will be responsible for losses beyond its control. Notwithstanding anything in this Agreement to the contrary, neither Administrator (nor its affiliates) shall be liable for any consequential, special or indirect losses or damages, regardless of whether the likelihood of such losses or damages was known by the Administrator.

     11. Indemnification. The Company agrees to separately indemnify and hold harmless each Administrator (and its affiliates) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements) arising directly or indirectly from any action or omission to act which the Administrator takes (i) in connection with its provision of services hereunder; (ii) at the request or on the direction of or in
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                                                                              12


reliance on the advice of the Company; or (iii) upon Oral Instructions or Written Instructions; provided, however, that neither Administrator (nor any of its affiliates (not, in the case of BlackRock to include PFPC, or in the case of PFPC to include BlackRock)) shall be indemnified against any liability (or any expenses incident to such liability) arising out of its (or its affiliates' (not, in the case of BlackRock to include PFPC, or in the case of PFPC to include BlackRock)) own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     12. Duration and Termination. (a) Unless sooner terminated as provided in this Section 12.a, this Agreement shall continue in effect as between the Company and BlackRock until one year after the date first written above. Thereafter, if not terminated, this Agreement shall continue automatically as between the Company and BlackRock for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or "interested persons" of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Company; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or a vote of a "majority of the outstanding voting securities" of the Company, on sixty (60) days prior written notice to BlackRock or by BlackRock at any time, without the payment of any penalty, on sixty (60) days prior written notice to the Company. (As used in this Agreement, the terms "majority of the outstanding voting securities" and "interested person" shall have the same meaning as such terms have in the 1940 Act.)

     (b) Unless sooner terminated as provided in this Section 12.b, this Agreement shall continue in effect as between the Company and PFPC until one year after the date first written above. Thereafter, if not terminated, this Agreement shall continue automatically as between the Company and PFPC for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Company, provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or a vote of a "majority of the outstanding voting securities" of the Company, on sixty (60) days prior written notice to PFPC or by PFPC at any time, without the payment of any penalty, on sixty (60) days prior written notice to the Company.

     13. Amendment of this Agreement. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     14. Assignment; Delegation. Separate and apart from and without requiring compliance with the provisions of Section 8 hereof, PFPC and BlackRock may each assign its respective rights and delegate its respective duties hereunder to any affiliate (as defined in the 1940 Act) of or any majority-owned direct or indirect subsidiary of itself or of PNC Bank Corp., provided that (i) the assigning/delegating party gives the Company 15 days prior written notice of such assignment or delegation, (ii) the assignee or delegate agrees to comply with the relevant provisions of the 1940 Act, and (iii) the assigning/delegating party and its assignee or delegate promptly provide such information as the Company may reasonably request, and respond to such questions as the Company may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate).

     15. Notices. Notices of any kind to be given to the Company hereunder by the Administrators shall be in writing and shall be duly given if mailed or delivered to the Company at 400 Bellevue Parkway, Wilmington, Delaware 19809, with a copy to BlackRock Advisors, Inc., 1600 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103, Attention: Brian P. Kindelan, Esq., Secretary, or at such other address or to such other individual as shall be so specified by the Company to the Administrators. Notices of any kind to be given to the Administrators hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to: BlackRock Advisors, Inc., 345 Park Avenue, New York, New York 10154, Attention: Robert Connolly, Esq. with a copy to Karen H. Sabath, 345 Park Avenue, New York, New York 10154; and PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Vincent J. Ciavardini with a copy to 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: Gary M. Gardner, Esq., or at such other address or to such other individual as shall be so specified by an Administrator to the Company.

     16. Miscellaneous.

     a. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     b. The names "BlackRock Funds" and "Trustees of BlackRock Funds" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of the Company personally, but bind only the Trust property (as defined in the Declaration of Trust), and all persons dealing with any Fund or class of shares of the Company must look solely to the Trust property belonging to such Fund or class for the enforcement of any claims against the Company.

     c. The Company represents and warrants that its allocation of services and expenses as described herein is in compliance with Rule 18f-3 under the 1940 Act, the Company's plan that has been adopted pursuant to Rule 18f-3, and other applicable rules and requirements. The Company will separately indemnify and hold harmless each Administrator (and its affiliates) from any claim that the allocation of services and expenses is improper or inappropriate.

     17. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                             BLACKROCK FUNDS(SM)


                                             By:___________________________



                                             BLACKROCK ADVISORS, INC.


                                             By:___________________________



                                             PFPC INC.


                                             By:___________________________

                                                     APPENDIX A
                                                       to the
                                              Administration Agreement
                                              Among BlackRock Funds(SM),
                                       BlackRock Advisors, Inc. and PFPC Inc.

                                    Class of
Name of Portfolio                    Shares
-----------------                    ------

Small Cap Value Equity
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Small Cap Growth Equity
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Large Cap Growth Equity
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Large Cap Value Equity
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Select Equity Portfolio             Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

                                    Class of
Name of Portfolio                    Shares
-----------------                    ------

Index Equity Portfolio              Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

International Equity
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

International Emerging
Markets Portfolio                   Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Balanced Portfolio                  Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Low Duration Bond
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C
                                    BlackRock

Intermediate Bond
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C
                                    BlackRock

                                    Class of
Name of Portfolio                    Shares
-----------------                    ------

Intermediate Government
Bond Portfolio                      Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C
Government Income
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Core Bond Portfolio                 Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C
                                    BlackRock

Managed Income Portfolio            Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

International Bond
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Tax-Free Income
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

                                    Class of
Name of Portfolio                    Shares
-----------------                    ------

Pennsylvania Tax-Free
Income Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

New Jersey Tax-Free
Income Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Ohio Tax-Free Income
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Money Market Portfolio              Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Municipal Money Market
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

U.S. Treasury Money
Market Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

                                    Class of
Name of Portfolio                    Shares
-----------------                    ------

Ohio Municipal Money
Market Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Pennsylvania Municipal
Money Market Portfolio              Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

North Carolina Municipal
Money Market Portfolio              Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

New Jersey Municipal Money
Market Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Virginia Municipal Money
Market Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

                                    Class of
Name of Portfolio                    Shares
-----------------                    ------

Multi-Sector Mortgage
Securities Portfolio III            Institutional

Mid-Cap Growth Equity
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Mid-Cap Value Equity
Portfolio                           Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C


BlackRock Strategic
Portfolio I                         Institutional

BlackRock Strategic
Portfolio II                        Institutional

International Small Cap
Equity Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Micro-Cap
Equity Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

GNMA Portfolio                      Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

                                    Class of
Name of Portfolio                    Shares
-----------------                    ------

Delaware Tax-Free
Income Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

Kentucky Tax-Free
Income Portfolio                    Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C

High Yield
Bond Portfolio                      Institutional
                                    Service
                                    Investor A
                                    Investor B
                                    Investor C
                                    BlackRock

Multi-Sector Mortgage
Securities Portfolio IV             Institutional

                                   APPENDIX B

                           Administration Fees Payable
                       With Respect to BlackRock Funds(SM)

I.  Portfolios                                                Fund-Based Administration Fees

All Portfolios.                                               Administrators are entitled to receive a combined
                                                              fee, computed daily and payable monthly, at an
                                                              annual rate of .085% of the first $500 million of
                                                              each Portfolio's average daily net assets; .075% of
                                                              the next $500 million of each Portfolio's average
                                                              daily net assets; and .065% of each Portfolio's
                                                              average daily net assets in excess of $1 billion.

II. Portfolios                                                Class-Specific Administration Fee

Managed Income, Core Bond*, Intermediate Government           Administrators are entitled to receive a combined
Bond, Tax-Free Income, New Jersey Tax-Free Income,            fee, computed daily and payable monthly, at the
Ohio Tax-Free Income, Pennsylvania Tax-Free Income,           following maximum annual rates based on the average
Low Duration Bond*, Intermediate Bond*,                       daily net assets allocated to each respective class
International Bond, Government Income, Multi-Sector           of shares:  .145% of the first $500 million of
Mortgage Securities Portfolio III, Multi-Sector               average daily net assets allocated to each
Mortgage Securities Portfolio IV, BlackRock                   respective class of shares, .135% of the next $500
Strategic Portfolio I, BlackRock Strategic Portfolio          million of such average daily net assets, and .125%
II, GNMA, Delaware Tax-Free Income, Kentucky                  of all average daily net assets allocated to a class
Tax-Free Income and High Yield Bond* Portfolios.              of shares in excess of $1 billion.

* With respect to BlackRock Shares of each of the Core Bond, Low Duration Bond, Intermediate Bond and High Yield Bond Portfolios, the Administrators are entitled to receive a combined fee, computed daily and payable monthly, at the following maximum annual rates based on the average daily net assets allocated to BlackRock Shares of each of those Portfolios: .035% of the first $500 million of average daily net assets allocated to BlackRock Shares, .025% of the next $500 million of such average daily net assets, and .015% of all average daily net assets allocated to BlackRock Shares in excess of $1 billion.

Money Market, Municipal Money Market, U.S. Treasury           Administrators are entitled to receive a combined
Money Market, Ohio Municipal Money Market, New                fee, computed daily and payable monthly, at the
Jersey Municipal Money Market, Pennsylvania                   following maximum annual rates based on the average
Municipal Money Market, North Carolina Municipal              daily net assets allocated to each respective class
Money Market and Virginia Municipal Money Market              of shares: .095% of the first $500 million of
                                                              Portfolios. average daily net assets allocated to a
                                                              class of shares, .085% of the next $500 million of
                                                              such average daily net assets, and .075% of all
                                                              average daily net assets allocated to a class of
                                                              shares in excess of $1 billion.

Large Cap Value Equity, Large Cap Growth Equity,              Administrators are entitled to receive a combined
Small Cap Value Equity, International Equity, Index           fee, computed daily and payable monthly, at the
Equity, Balanced, Small Cap Growth Equity, Select             following maximum annual rates based on the average
Equity, Mid-Cap Value Equity, Mid-Cap Growth Equity,          daily assets allocated to each class of shares:
International Emerging Markets, International Small           .145% of the first $500 million of average daily net
Cap Equity and Micro-Cap Equity Portfolios.                   assets allocated to a class of shares, .135% of the
                                                              next $500 million of such average daily net assets
                                                              and .125% of all average daily net assets allocated
                                                              to a class of shares in excess of $1 billion.



                                       B-3